Exhibit 99.1

Transphorm Announces Fiscal Fourth Quarter 2021 Financial Results

GOLETA, Calif.—June 24, 2021—Transphorm, Inc. (OTCQX: TGAN)—a pioneer in and global supplier of high reliability, high performance gallium nitride (GaN) power conversion products, today announced financial results for the company’s fiscal fourth quarter of 2021 ended March 31, 2021, which reflects the Company’s new fiscal year-end period.

Revenue for the fiscal fourth quarter of 2021 increased 20% sequentially to $2.4 million due to record product sales driven by the expanding adoption of Transphorm’s GaN devices for power conversion applications. This compares to revenue of $2.0 million in the fiscal third quarter of 2021 and $1.1 million in the fiscal fourth quarter of the year ended March 31, 2020. For the full fiscal year 2021, revenue was $12.7 million, compared to $12.5 million in the full fiscal year 2020.

Operating expenses on a GAAP basis were $5.2 million in the fiscal fourth quarter, compared to $4.5 million in the prior quarter and $5.1 million in the fiscal fourth quarter of 2020. Fiscal fourth quarter 2021 operating expenses consisted of R&D expenses of $1.8 million and SG&A expenses of $3.4 million. On a non-GAAP basis, operating expenses in the fiscal fourth quarter of 2021 were $4.5 million, compared with non-GAAP operating expenses of $3.7 million in the prior quarter and $4.7 million in the fiscal fourth quarter of 2020.

GAAP net loss for the fiscal fourth quarter of 2021 was ($6.6) million, or ($0.16) per share, compared to a GAAP net loss of ($4.7) million, or ($0.13) per share, in the prior quarter and a GAAP net loss of ($4.2) million, or ($0.13) per share, in the fiscal fourth quarter of 2020. On a non-GAAP basis, net loss for the fiscal fourth quarter of 2021 was ($5.2) million, or ($0.13) per share, compared to a non-GAAP net loss of ($4.7) million, or ($0.13) per share, in the prior quarter and a non-GAAP net loss of ($6.1) million, or ($0.19) per share, in the fiscal fourth quarter of 2020.

For the full fiscal year 2021, GAAP net loss was ($20.3) million, or ($0.56) per share, compared to a GAAP net loss of ($13.1) million, or ($0.45) per share, for the full fiscal year 2020. On a non-GAAP basis, net loss for the full fiscal year 2021 was ($15.5) million, or ($0.42) per share, compared to a non-GAAP net loss of ($13.6) million, or ($0.47) per share, in the full fiscal year 2020.

Cash and equivalents as of March 31, 2021 were $9.5 million, compared to $14.6 million as of March 31, 2020.

Commenting on the current fiscal first quarter of 2022, Transphorm’s President and Co-founder, Primit Parikh, stated, “Following our strong results and record product revenue in the March quarter, we have continued to secure new design wins and experience growing customer demand for Transphorm’s GaN power devices. Throughout the current quarter our team has been focused on ramping both volume production shipments and future capacity, and we remain on track toward our goal of having the capacity to ship more than 1 million GaN devices for Adapters per month by the end of calendar 2021. We are also continuing to leverage the field-proven reliability, quality and performance of Transphorm’s devices to extend our market leading position in GaN products for high-power applications, including gaming, crypto-mining and data centers – for which Transphorm’s latest Gen 5 product will also be commercially released in the coming quarter.”

Change of Fiscal Year
As previously announced, Transphorm recently completed the change of the Company’s fiscal year end from December 31 to March 31. This change was implemented as part of the Company’s preparations for a planned application to uplist to the Nasdaq Capital Market in the second half of calendar 2021.

Recent Business Update Conference Call
There will be no conference call associated with today’s press release. The Company encourages interested parties to access the previously hosted business update conference call held on Tuesday, May 18, 2021. A replay and the supporting presentation materials from the May 18 conference call is available in the Investors section of Transphorm’s website at www.transphormusa.com.

About Transphorm
Transphorm, Inc., a global leader in the GaN revolution, designs and manufactures high performance and high reliability GaN semiconductors for high voltage power conversion applications. Having one of the largest Power GaN IP portfolios of more than 1,000 owned or licensed patents, Transphorm produces the industry’s first JEDEC and AEC-Q101 qualified high voltage GaN semiconductor devices. The Company’s vertically integrated device business model allows for innovation at every development stage: design, fabrication, device, and application support. Transphorm’s innovations are moving power electronics beyond the limitations of silicon to achieve over 99% efficiency, 40% more power density and 20% lower system cost. Transphorm is headquartered in Goleta, California and has manufacturing operations in Goleta and Aizu, Japan. For more information, please visit www.transphormusa.com. Follow us on Twitter @transphormusa and WeChat @ Transphorm.

Non-GAAP Financial Measures
This press release includes and makes reference to certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Transphorm believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Transphorm believes that these non-GAAP financial measures provide additional insight into Transphorm’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate Transphorm’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation, depreciation, amortization and change in fair value of promissory note.

A reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this press release.

Forward-Looking Statements
This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company’s planned application to uplist to the Nasdaq Capital Market, the Company’s technology and anticipated product offerings, industry acceptance of GaN technology, and the Company’s pipeline and future anticipated growth. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: risks related to Transphorm’s operations, such as additional financing requirements and access to capital; competition; the ability of Transphorm to protect its intellectual property rights; and other risks set forth in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:
Shelton Group
Brett Perry | Leanne Sievers
1-214-272-0070 | 1-949-224-3874
sheltonir@sheltongroup.com

Company Contact:
Cameron McAulay
Chief Financial Officer
1-805-456-1300 ext. 140
cmcaulay@transphormusa.com

Transphorm, Inc.
Condensed Consolidated Balance Sheets (audited)
(in thousands except share and per share data)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$9,500	$14,694
Accounts receivable, net, including related parties	1,618	844
Inventory	2,223	1,627
Prepaid expenses and other current assets	953	1,061
Total current assets	14,294	18,226
Property and equipment, net	1,360	1,324
Goodwill	1,302	1,397
Intangible assets, net	914	988
Other assets	274	291
Total assets	$18,144	$22,226

Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$3,140	$3,182
Deferred revenue	505	674
Development loan	10,000	10,000
Revolving credit facility, including accrued interest	10,150	10,153
Unfunded commitment to joint venture	1,866	1,466
Accrued payroll and benefits	1,410	1,215
Total current liabilities	27,071	26,690
Promissory note	16,128	15,392
Total liabilities	43,199	42,082
Total stockholders’ deficit	(25,055)	(19,856)
Total liabilities and stockholders’ deficit	$18,144	$22,226

Transphorm, Inc.
Condensed Consolidated Statements of Operations
(in thousands except share and per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2021 (audited)	2020 (unaudited)	2021 (unaudited)	2020 (unaudited)
Revenue, net, including related parties	$2,425	$1,100	$12,696	$12,505
Operating expenses:
Cost of goods sold	1,788	1,455	7,015	6,543
Research and development	1,780	1,466	5,898	7,430
Sales and marketing	663	518	2,319	2,276
General and administrative	2,733	3,092	9,969	8,447
Total operating expenses	6,964	6,531	25,201	24,696
Loss from operations	(4,539)	(5,431)	(12,505)	(12,191)
Interest expense	187	189	758	760
Loss in joint venture	1,468	1,419	6,885	3,995
Changes in fair value of promissory note	699	(2,321)	2,093	(2,187)
Other income, net	(314)	(531)	(1,940)	(1,659)
Loss before tax expense	(6,579)	(4,187)	(20,301)	(13,100)
Tax expense	—	—	—	—
Net loss	$(6,579)	$(4,187)	$(20,301)	$(13,100)
Net loss per share - basic and diluted	$(0.16)	$(0.13)	$(0.56)	$(0.45)
Weighted average common shares outstanding - basic and diluted	40,274,660	31,912,170	36,571,712	29,093,258

Transphorm, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2021 (audited)	2020 (unaudited)
Cash flows from operating activities:
Net loss	$(6,579)	$(4,187)
Adjustments to reconcile net loss to net cash used in operating activities:
Inventory write-off	7	169
Depreciation and amortization	197	236
Recovery from doubtful accounts	(48)	—
Stock-based compensation	513	132
Interest cost	187	189
Gain on sale of equipment	(40)	—
Loss in joint venture	1,468	1,419
Changes in fair value of promissory note	699	(2,321)
Changes in operating assets and liabilities:
Accounts receivable	(690)	(668)
Inventory	(603)	(264)
Prepaid expenses and other current assets	108	(603)
Other assets	17	9
Accounts payable and accrued expenses	(195)	(179)
Deferred revenue	(169)	—
Accrued payroll and benefits	195	(83)
Net cash used in operating activities	(4,933)	(6,151)
Cash flows from investing activities:
Purchases of property and equipment	(164)	—
Investment in joint venture	(968)	(1,548)
Net cash used in investing activities	(1,132)	(1,548)
Cash flows from financing activities:
Proceeds from sale of equipment	4	—
Proceeds from stock option exercise	2	18
Payment for repurchase of common stock	—	(211)
Loan repayment	—	(50)
Proceeds from issuance of common stock, net of offering cost	950	19,741
Net cash provided by financing activities	956	19,498
Effect of foreign exchange rate changes on cash and cash equivalents	(85)	(26)
Net (decrease) increase in cash and cash equivalents	(5,194)	11,773
Cash and cash equivalents at beginning of period	14,694	2,875
Cash and cash equivalents at end of period	$9,500	$14,648

Supplemental disclosures of cash flow information:
Interest expense paid	$153	$—
Supplemental non-cash financing activity:
Conversion of preferred stock to common stock in connection with the Reverse Merger	$—	$85,658

Transphorm, Inc.
Reconciliation of GAAP and Non-GAAP Financial Information (unaudited)
(in thousands except share and per share data)

	Three Months Ended			Twelve Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020	March 31, 2021	March 31, 2020
GAAP net loss	$(6,579)	$(4,712)	$(4,187)	$(20,301)	$(13,100)
Adjustments:
Stock-based compensation	513	705	132	1,906	555
Depreciation	123	130	133	499	553
Amortization	74	74	103	296	593
Changes in fair value of promissory note	699	(927)	(2,321)	2,093	(2,187)
Total adjustments to GAAP net loss	1,409	(18)	(1,953)	4,794	(486)
Non-GAAP net loss	$(5,170)	$(4,730)	$(6,140)	$(15,507)	$(13,586)

GAAP net loss per share - basic and diluted	$(0.16)	$(0.13)	$(0.13)	$(0.56)	$(0.45)
Adjustment	0.03	—	(0.06)	0.14	(0.02)
Non-GAAP net loss per share - basic and diluted	$(0.13)	$(0.13)	$(0.19)	$(0.42)	$(0.47)
Weighted average common shares outstanding - basic and diluted	40,274,660	35,719,749	31,912,170	36,571,712	29,093,258

	Three Months Ended			Twelve Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020	March 31, 2021	March 31, 2020
GAAP operating expense	$5,176	$4,524	$5,076	$18,186	$18,153
Adjustments:
Stock-based compensation	475	657	116	1,790	493
Depreciation	123	130	133	499	553
Amortization	74	74	103	296	593
Total adjustments to GAAP operating expense	672	861	352	2,585	1,639
Non-GAAP operating expense	$4,504	$3,663	$4,724	$15,601	$16,514